Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1-800-FLOWERS.COM, Inc.

Jericho, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-259759, 333-54590, 333-119999, 333-164727, and 333-192304) of 1-800-FLOWERS.COM, Inc. and Subsidiaries of our reports dated September 15, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of 1-800-FLOWERS.COM, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Melville, New York

September 15, 2023